EXHIBIT 99.1

JOINT FILER INFORMATION

Other Reporting Person(s)

1. CECIL CAPITAL PTE. LTD.

Item	Information
Name:	CECIL CAPITAL PTE. LTD.
Address:	160 Robinson Road, #20-03 Singapore 068914
Designated Filer:	Anil Mathews
Date of Event Requiring Statement (Month/Day/Year):	March 23, 2023
Issuer Name and Ticker or Trading Symbol:	NEAR INTELLIGENCE, INC. [NIR]
Relationship of Reporting Person(s) to Issuer:	10% Owner
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person
Signature:	CECIL CAPITAL PTE. LTD.

	By:	/s/ Anil Mathews
	Name:	Anil Mathews
	Title:	Chief Executive Officer
	Date:	March 27, 2023